Exhibit 99.2

Shengkai Innovations Attended Key Coal-Chemical Exhibition

TIANJIN, China, September 3  -- Shengkai Innovations, Inc. (Nasdaq: VALV; "Shengkai Innovations" or the "Company"), a leading ceramic valve manufacturer in the People's Republic of China (the "PRC"), today announced that it recently attended a key coal-chemical exhibition in China.

The "2010 China International Exhibition on Coal Processing & Utilization and Coal Chemicals" took place in late August 2010 with over 100 exhibitors to showcase their most recent coal chemical technologies and equipment, among which there are multinational companies such as Shell, Total, GE, Dow Chemical and Davy. At this event, Shengkai Innovations presented a series of products with strong resistance to chemical erosion, high temperature and intense attrition, and long product life span. Currently, metal valves are widely used in most Chinese domestic coal-chemical companies for use in pipes to transport coal-derived particles and powders. Metal valves typically feature a shorter life span and are substantially less cost-effective than their ceramic counterparts.

Mr. Chen Wang, Chairman and Chief Executive Officer of Shengkai Innovations, commented, "We are making strides into another important market where quality standards are rising and demand is growing. The Coal-chemical market in China is experiencing rapid growth, as China is not only the world’s largest coal consumer, but also one of the most active coal and coal byproduct producers. Taking advantage of ceramic’s anti-chemical-erosion feature, we see that the potential of our ceramic products in coal chemical industry in China is just as great as in petrochemical industry. Unlike the ceramic valves used in the petrochemical industry, where liquid and gas are in direct contact with the valves, our coal-chemical ceramic valves are specifically designed for solid state particles and powders, which normally cause high abrasion in traditional metal valves. We are also excited that our new marketing efforts to pursue the coal-chemical market segment have begun to pay off as we have recently signed our first contract  for ceramic valves with a coal-chemical engineering company in China."

About Shengkai Innovations, Inc.

Shengkai Innovations is engaged in the design, manufacture and sale of ceramic valves, high-tech ceramic materials and the provision of technical consultation and related services. The Company's industrial valve products are used by companies in the electric power, petrochemical, metallurgy, and environmental protection industries as high-performance, more durable alternatives to traditional metal valves. The Company was founded in 1994 and is headquartered in Tianjin, the PRC.

The Company is one of the few ceramic valve manufacturers in the world with research and development, engineering, and production capacity for structural ceramics and is the only valve manufacturer in China that is able to produce large-sized ceramic valves with calibers of 6" or more. The Company's product portfolio includes a broad range of valves that are sold throughout the PRC, to Europe, North America, United Arab Emirates, and other countries in the Asia-Pacific region. The Company has over 400 customers, and is the only ceramic valve supplier qualified to supply SINOPEC. The Company also became a member of the PetroChina supply network in 2006.

Safe Harbor Statements

Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such factors include, but are not limited to, the effect of political, economic, and market conditions and geopolitical events, legislative and regulatory changes, the Company's ability to expand and upgrade its production capacity, the actions and initiatives of current and potential competitors, and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Shengkai Innovations, Inc.
David Ming He
Chief Financial Officer
Phone: +86-22-2858-8899
Email: ir@shengkai.com
Web:   http://www.shengkaiinnovations.com